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Manufacturers Securities Services, LLC                               Wood Logan Associates, Inc.
(the successor to NASL Financial Services, Inc.)                     1455 East Putnam Avenue
116 Huntington Avenue                                                Old Greenwich,CT 06870
Boston, MA 02116                                                     (800) 334-4437
(800) 872-8037
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                             NORTH AMERICAN FUNDS

                   NOTICE OF ASSIGNMENT OF DEALER AGREEMENT

Reference is made to the Dealer Agreement, as amended, between us (the "Agreement").

We wish to advise you that effective October 1, 1997 the Agreement is hereby assigned by Manufacturers Securities, LLC (the successor to NASL Financial Services, Inc.) and Wood Logan Associates, Inc. to CypressTree Funds Distributors, Inc.

Any notices or communications for CypressTree Funds Distributors, Inc., shall be sent to:

CypressTree Funds Distributors, Inc.
286 Congress Street
Boston, Massachusetts 02210


Manufacturers Securities Services, LLC

by: North American Security Life Insurance Company,
    Managing Member


by:                                         by:
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Wood Logan Associates, Inc.

by:
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CypressTree Funds Distributors, Inc.

by:
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